UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2017

CTI BIOPHARMA CORP.
(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3101 Western Avenue, Suite 600
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 282-7100
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 2, 2017, Phillip M. Nudelman, Ph.D. resigned as a member of the Board of Directors (the “Board”) of CTI BioPharma Corp. (the “Company”) due to health reasons. Jack W. Singer M.D. also resigned as a member of the Board effective June 2, 2017. Drs. Nudelman and Singer’s decisions to resign from the Board were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Dr. Singer will remain an employee of the Company in his role as Executive Vice President, Chief Scientific Officer, Interim Chief Medical Officer and Global Head of Translational Medicine.

Following the resignations of Drs. Nudelman and Singer, the Board appointed Dr. David Parkinson, M.D. as a member of the Board effective June 5, 2017, to serve until the Company’s next annual meeting of shareholders and until his successor is duly elected and qualified. The Board determined that Dr. Parkinson is “independent” pursuant to the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and NASDAQ.

Dr. Parkinson will be compensated for his service on the Board in accordance with the Company’s Director Compensation Policy as in effect from time to time. In connection with his appointment to the Board and in accordance with the Company’s Director Compensation Policy as currently in effect, Dr. Parkinson was granted, effective June 5, 2017, a stock option grant under the Company’s 2017 Equity Incentive Plan (the “Plan”) to purchase 50,000 shares of common stock of the Company at a per share exercise price equal to the closing trading price of a share of the Company’s common stock on the grant date of the award. The stock options have a maximum term of ten years from the date of grant and will vest on the first to occur of (1) June 5, 2018, (2) immediately prior to the first annual meeting of the Company’s shareholders that occurs in 2018 and at which one or more members of the Board are to be elected, or (3) immediately prior to the occurrence of a Change in Control (as such term is defined in the Plan), subject to Dr. Parkinson’s continued service through such date or event.

In connection with his appointment, Dr. Parkinson will enter into a standard indemnification agreement with the Company substantially in the form previously approved by the Board, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2014, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

On June 5, 2017, the Company issued a press release announcing the resignations of Drs. Nudelman and Singer as members of the Board and the appointment of Dr. Parkinson as a member of the Board as set forth in Item 5.02 of this Current Report on Form 8-K. A copy of such press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

(d) Exhibits

Exhibit No.	Description	Location
99.1	Press Release of CTI BioPharma Corp., dated June 5, 2017.	Furnished herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.
Date: June 5, 2017	By:	/s/ Bruce J. Seeley
Bruce J. Seeley
Executive Vice President, Chief
Commercial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description	Location
99.1	Press Release of CTI BioPharma Corp., dated June 5, 2017.	Furnished herewith.